Callidus Software Announces Fourth Quarter and Full Year 2009 Results

Transition to Recurring Revenue Model Continues; Annual Recurring Revenues $46.3 Million, Up 14% Year Over Year; Cumulative ACV Up 24.6% Year Over Year to $32.4 Million

SAN JOSE, CA -- (Marketwire - January 28, 2010) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the fourth quarter and fiscal year ending December 31, 2009.

Total fourth quarter revenues were $15.5 million, down 43% compared to the same quarter last year, reflecting the declines in both services and perpetual license revenues resulting from our move to a recurring revenue model. Recurring revenues, which include subscription and support, were $11.7 million, an increase of 3% compared to the fourth quarter of 2008. Fourth quarter services revenues were $3.9 million, down compared to the fourth quarter of 2008. The anticipated substantial decline in services revenues reflects the planned, on-going shift to the on-demand business, which provides shorter implementation times and more rapid time to value for customers. There were no license revenues in the quarter further reflecting the diminished significance of perpetual licenses in our business model which focuses predominantly on recurring revenues.

The net new Annual Contract Value (ACV) of on-demand and term license bookings in the fourth quarter was $3.8 million, up from $1.2 million booked in the fourth quarter of 2008, bringing the cumulative ACV to a new high of $32.4 million.

Fourth quarter GAAP net loss was $4.8 million, or ($0.16) per share, which included $1.1 million of stock-based compensation expense, $0.2 million of restructuring expense, and $0.1 million of amortization of acquired intangible assets. This compares to GAAP net loss of $4.7 million, or ($0.16) per share, for the fourth quarter of 2008, which included $1.8 million of stock-based compensation expense, $1.2 million of restructuring expense, and $0.5 million of amortization of acquired intangible assets.

Fourth quarter non-GAAP net loss was $3.3 million, or ($0.11) per share, compared to a non-GAAP net loss of $1.1 million, or ($0.04) per share, for the same period last year. Non-GAAP net loss excludes stock-based compensation expense, restructuring expense, and amortization of acquired intangible assets. Non-GAAP operating expenses for Q4 2009 of $9.4 million are down $4.2 million or approximately 31% from Q4 2008.

For the full fiscal year 2009, total revenues were down 24% from $107.2 million in 2008 to $81.2 million. Recurring revenues for 2009 were $46.3 million, up 14% over 2008. 2009 services revenues were down 40% to $29.8 million, while 2009 license revenues were down 71% to $5.0 million. The full year numbers reflect the impact of the economy in the first half of the year as well as the transition to a predominantly recurring revenue business. Because of the move to a recurring revenue model the impact of the improved ACV bookings will generally be recognized ratably over the next year.

Full year GAAP net loss was $17.6 million, or ($0.59) per share, which included $4.3 million of stock-based compensation expense, $3.0 million restructuring expense, and $0.6 million of amortization of acquired intangible assets. This compares to GAAP net loss of $13.8 million, or ($0.46) per share, for the full year of 2008, which included $7.7 million of stock-based compensation expense, $1.6 million restructuring expense, and $1.9 million of amortization of acquired intangible assets.

The company's non-GAAP net loss in 2009 was $9.8 million, or ($0.32) per share, compared to a non-GAAP net loss of $2.6 million or ($0.09) per share, for 2008. Non-GAAP net loss excludes stock-based compensation expense, restructuring expense, and amortization of acquired intangible assets.

"In 2009, we effectively completed the transition to our recurring revenue business model. As we forecasted, this resulted in a significant reduction in revenue, and we are continuing to take the difficult but necessary steps to cut operating expenses and align our cost structure with the realities of our new business model," said Leslie Stretch, president and CEO at Callidus Software. "On the recent strength of our on-demand and term-license on-premise ACV bookings, we enter 2010 with a record $32.4 million in cumulative ACV and expect recurring revenues to constitute approximately 70% of total revenues going forward. In 2009, we added the second largest number of customers in the enterprise and small to medium business segment in our history."

"In 2009, we also brought more products to market than in any other year in the company's history. We continued to expand on our next generation Monaco SPM suite to provide a comprehensive offering of sales lifecycle management solutions. These solutions provide value to customers by helping them optimize sales effectiveness from sales and channel on-boarding, to deployment, to pay for performance, to talent development, and we are seeing unprecedented customer momentum and industry recognition from the suite," continued Stretch.

Recent Business Highlights

--  New Products: Callidus launched Monaco Fall '09, a release which offers a new focus on delivering more rapid time-to-value and ease of use. The release includes several new solutions, including Mobile support, and our new Communicator platform, which accelerates sales readiness by enabling rapid, up-to-date sales communications and workflows. The release also includes integrated desktop data management templates, and pre-packaged plans and reporting library, which allows customers to get up and running with a proven set of best practices straight out of the gate.

--  Industry Recognition: Callidus received a "Positive" rating from Gartner in the analyst firm's MarketScope for Insurance Incentive Compensation
    Management Applications. Callidus also ranked in the FinTech100, a listing of the Top 100 Global Providers of Financial Technology.

--  Partners: Callidus expanded its geographic reach by signing a partnership agreement with Excel Technology, one of Asia's largest independent IT companies.

Financial Outlook

--  Total revenue for the first quarter of 2010 is expected to be between
    $16.5 million and $17.5 million.
--  GAAP Operating expenses, including stock-based compensation of approximately $2.6 million, are expected to be between $11.5 million and
    $12.5 million in the first quarter of 2010.

Conference Call

A conference call to discuss the fourth quarter and full year 2009 results and outlook is scheduled for 1:30 p.m. Pacific Standard Time (PST) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.callidussoftware.com. To participate in the call via telephone, the dial-in number will be (866) 700-7101 (international: +1 (617) 213-8837), passcode 82793900.

A webcast replay of the conference call will be available after 3:30 p.m. PST today through February 5, 2010. The webcast replay will be available at the Investor Relations section of Callidus Software's website under Calendar of Events.

About Callidus Software®

Callidus Software (www.callidussoftware.com) (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Callidus' customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales execution. Our award-winning Software-as-a-Service (SaaS) applications set the standard for performance management across the sales force. Over 2 million employees and channel partners have their performance managed by Callidus Software.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including estimates of first quarter 2010 total revenues, operating expenses and stock-based compensation expense, and full year 2010 recurring revenues and operating results, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2008 and its Form 10-Q for the third quarter ended September 30, 2009, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense pursuant to SFAS 123(R) and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

© 1998-2010 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Callidus TrueAnalytics, TrueComp, TrueComp Grid, TrueComp Manager, TrueConnection, TrueFoundation, TrueInformation, TruePerformance, TruePerformance Index, TruePerformance Indicator, TrueMBO, TrueAllocation, TrueProducer, TrueQuota, TrueReferral, TrueResolution, TrueTarget and TrueService+ are trademarks, servicemarks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except for per share data)
                                (unaudited)

                                 Three months ended        Year ended
                                    December 31,          December 31,
                                --------------------  --------------------
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------

Revenues:
  Recurring                     $  11,653  $  11,337  $  46,322  $  40,546
  Services                          3,886     11,543     29,844     49,535
  License                               -      4,462      5,034     17,100
                                ---------  ---------  ---------  ---------
    Total revenues                 15,539     27,342     81,200    107,181

Cost of revenues:
  Recurring (1)                     5,357      5,015     22,269     16,111
  Services (1) (2)                  4,161     10,522     26,195     44,613
  License                              99        191        754        897
                                ---------  ---------  ---------  ---------
    Total cost of revenues          9,617     15,728     49,218     61,621
                                ---------  ---------  ---------  ---------

Gross profit                        5,922     11,614     31,982     45,560

Operating expenses:
  Sales and marketing (1) (2)       4,476      7,473     20,369     29,456
  Research and development (1)      2,982      3,638     13,853     14,597
  General and administrative
   (1)                              3,011      3,975     12,333     14,237
  Restructuring                       216      1,244      2,993      1,641
                                ---------  ---------  ---------  ---------
    Total operating expenses       10,685     16,330     49,548     59,931
                                ---------  ---------  ---------  ---------

Operating loss                     (4,763)    (4,716)   (17,566)   (14,371)

Interest and other income, net         69       (213)       308        702
                                ---------  ---------  ---------  ---------

Income (loss) before provision
 for income taxes                  (4,694)    (4,929)   (17,258)   (13,669)

Provision (benefit) for income
 taxes                                 58       (246)       377        161
                                ---------  ---------  ---------  ---------

Net Income (loss)               $  (4,752) $  (4,683) $ (17,635) $ (13,830)
                                =========  =========  =========  =========

Basic net income (loss) per
 share                          $   (0.16) $   (0.16) $   (0.59) $   (0.46)
                                =========  =========  =========  =========
Diluted net income (loss) per
 share                          $   (0.16) $   (0.16) $   (0.59) $   (0.46)
                                =========  =========  =========  =========

Shares used in basic per share
 computation                       30,493     29,841     30,050     29,913
                                =========  =========  =========  =========
Shares used in diluted per
 share computation                 30,493     29,841     30,050     29,913
                                =========  =========  =========  =========

---------------
(1) Stock-based compensation
 included in amounts above by
 category:

  Cost of recurring                    70        195        472        692
  Cost of services                    133        293        574      1,263
  Sales and marketing                 223        374      1,018      1,861
  Research and development            147        253        737      1,169
  General and administrative          535        690      1,524      2,711
                                ---------  ---------  ---------  ---------
    Total stock-based
     compensation               $   1,108  $   1,805  $   4,325  $   7,696
                                =========  =========  =========  =========

(2) Acquisition related asset
 amortization                   $     125  $     500  $     563  $   1,916

                          CALLIDUS SOFTWARE INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS

                              (In thousands)
                                (unaudited)

                                                  December 31, December 31,
Assets                                                2009         2008
                                                  -----------  -----------
Current assets:
  Cash and cash equivalents                       $    11,565  $    35,390
  Short-term investments                               21,985        1,455
  Accounts receivable, net                             12,857       22,710
  Deferred income taxes                                   170          360
  Prepaid and other current assets                      3,907        4,104
                                                  -----------  -----------

      Total current assets                             50,484       64,019

Long-term investments                                   1,142        3,828
Property and equipment, net                             4,355        4,890
Goodwill                                                5,528        5,655
Intangible assets, net                                  2,993        3,208
Deferred income taxes, noncurrent                       1,255          811
Deposits and other assets                                 723        1,468
                                                  -----------  -----------
      Total assets                                $    66,480  $    83,879
                                                  ===========  ===========

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                $     3,406  $     2,447
  Accrued payroll and related expenses                  3,929        7,128
  Accrued expenses                                      3,047        5,027
  Deferred income taxes                                 1,229          816
  Deferred revenue                                     21,440       21,881
                                                  -----------  -----------
      Total current liabilities                        33,051       37,299

Long-term deferred revenue                                668        1,202
Other liabilities                                       1,212        1,412
                                                  -----------  -----------

      Total liabilities                                34,931       39,913
                                                  -----------  -----------

Stockholders' equity
  Common stock                                             30           29
  Additional paid-in capital                          212,435      207,493
  Accumulated other comprehensive income                  244          121
  Accumulated deficit                                (181,160)    (163,677)
                                                  -----------  -----------

      Total stockholders' equity                       31,549       43,966
                                                  -----------  -----------

      Total liabilities and stockholders'
       equity                                     $    66,480  $    83,879
                                                  ===========  ===========

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (In thousands)
                                (unaudited)

                                                        Year ended
                                                        December 31,
                                                  ------------------------
                                                      2009         2008
                                                  -----------  -----------
Cash flows from operating activities:
  Net loss                                        $   (17,635) $   (13,830)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation expense                                2,748        2,511
    Amortization of intangible assets                   2,058        2,886
    Provision for doubtful accounts and service
     remediation reserves                                (108)         819
    Stock-based compensation                            4,325        7,696
    Loss on disposal of property                           (1)          25
    Deferred income taxes                                 200           (4)
    Net (accretion) amortization on investments            58         (162)
    Put option (gain) loss                                390         (492)
    Other than temporary impairment of investments       (484)         771
    Changes in operating assets and liabilities:
      Accounts receivable                              10,090        3,259
      Prepaid and other current assets                    183           35
      Other assets                                        182        1,052
      Accounts payable                                    822         (687)
      Accrued expenses                                 (2,433)      (2,413)
      Accrued payroll and related expenses             (3,259)         (99)
      Deferred revenue                                   (998)       4,783
                                                  -----------  -----------
        Net cash provided by (used in) operating
         activities                                    (3,862)       6,150
                                                  -----------  -----------

Cash flows from investing activities:
  Purchases of investments                            (28,957)     (13,919)
  Proceeds from maturities and sale of
   investments                                         11,670       36,820
  Purchases of property and equipment                  (1,942)      (2,491)
  Purchases of intangible assets                       (1,601)        (361)
  Acquisition, net of cash acquired                       (14)      (9,386)
  Change in restricted cash                               202            -
                                                  -----------  -----------
        Net cash provided by (used in) investing
         activities                                   (20,642)      10,663
                                                  -----------  -----------

Cash flows from financing activities:
  Net proceeds from issuance of common stock            1,789        4,805
  Repurchases of stock                                   (742)      (7,920)
  Cash used to net share settle equity awards            (436)        (207)
                                                  -----------  -----------
        Net cash (used in) provided by financing
         activities                                       611       (3,322)
                                                  -----------  -----------
Effect of exchange rates on cash and cash
 equivalents                                               68           86
                                                  -----------  -----------
Net increase (decrease) in cash and cash
 equivalents                                          (23,825)      13,577
Cash and cash equivalents at beginning of period       35,390       21,813
                                                  -----------  -----------
Cash and cash equivalents at end of period        $    11,565  $    35,390
                                                  ===========  ===========

Supplemental disclosures of cash flow
 information:
  Cash paid for income taxes                      $         -  $        14
                                                  ===========  ===========
Non-cash investing and financing activities:
  Purchases of property and equipment not paid as
   of year-end                                    $        49  $       405
                                                  ===========  ===========
  Purchases of intangible assets not paid as of
   year-end                                       $       342  $         -
                                                  ===========  ===========
  Acquisition costs not paid as of year-end       $         -  $        14
                                                  ===========  ===========
  Deferred direct stock-based compensation costs  $         8  $         8
                                                  ===========  ===========

                          CALLIDUS SOFTWARE INC.
          RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

        (In thousands, except for percentages and per share data)
                                (unaudited)

                                 Quarter ended           Year ended
                                  December 31,           December 31,
                            ----------------------  ----------------------
                               2009        2008        2009        2008
                            ----------  ----------  ----------  ----------

Non-GAAP operating expense reconciliation:

Operating expenses          $   10,685  $   16,330  $   49,548  $   59,931
  Operating expenses, as a
   % of total revenues              69%         60%         61%         56%
Add back:
  Non-cash stock-based
   compensation             $     (905) $   (1,317) $   (3,279) $   (5,741)
  Non-cash amortization of
   acquired intangible
   assets                         (125)       (125)       (500)       (479)
  Special charges                 (216)     (1,244)     (2,993)     (1,641)
                            ----------  ----------  ----------  ----------
Non-GAAP Operating Expenses $    9,439  $   13,644  $   42,776  $   52,070
                            ----------  ----------  ----------  ----------
  Non-GAAP Operating
   expenses, as a %
   of total revenues                61%         50%         53%         49%

Non-GAAP operating income (loss) reconciliation:

Operating income (loss)     $   (4,763) $   (4,716) $  (17,566) $  (14,371)
  Operating income (loss),
   as a % of total revenues        -31%        -17%        -22%        -13%
Add back:
  Non-cash stock-based
   compensation             $    1,108  $    1,805  $    4,325  $    7,696
  Non-cash amortization of
   acquired intangible
   assets                          125         500         563       1,916
  Special Charges                  216       1,244       2,993       1,641
                            ----------  ----------  ----------  ----------
Non-GAAP Operating income
 (loss)                     $   (3,314) $   (1,167) $   (9,685) $   (3,118)
                            ----------  ----------  ----------  ----------
  Non-GAAP Operating income
   (loss), as a % of total
   revenues                        -21%         -4%        -12%         -3%

Non-GAAP net income (loss) reconciliation:

Net income (loss)           $   (4,752) $   (4,683) $  (17,635) $  (13,830)
  Net income (loss), as a %
   of total revenues               -31%        -17%        -22%        -13%
Add back:
  Non-cash stock-based
   compensation             $    1,108  $    1,805  $    4,325  $    7,696
  Non-cash amortization of
   acquired intangible
   assets                          125         500         563       1,916
  Special Charges                  216       1,244       2,993       1,641
                            ----------  ----------  ----------  ----------
Non-GAAP Net income (loss)  $   (3,303) $   (1,134) $   (9,754) $   (2,577)
                            ----------  ----------  ----------  ----------
  Non-GAAP Net income
  (loss), as a % of total
  revenues                         -21%         -4%        -12%         -2%

Non-GAAP net income (loss) per share reconciliation:

Net income (loss) per basic
 and diluted share          $    (0.16) $    (0.16) $    (0.59) $    (0.46)
Add back:
  Non-cash stock-based
   compensation                   0.04        0.06        0.14        0.26
  Non-cash amortization of
   acquired intangible
   assets                            -        0.02        0.02        0.06
  Special Charges                 0.01        0.04        0.10        0.05

                            ----------  ----------  ----------  ----------
Non-GAAP net income (loss)
 per basic and diluted
 share                      $    (0.11) $    (0.04) $    (0.32) $    (0.09)
                            ----------  ----------  ----------  ----------

Shares used in calculation of GAAP and Non-GAAP net income (loss) per share:
                            ----------  ----------  ----------  ----------
  Basic                         30,493      29,841      30,050      29,913
                            ----------  ----------  ----------  ----------
  Diluted                       30,493      29,841      30,050      29,913
                            ----------  ----------  ----------  ----------

Investor Relations Contact:
Ron Fior
408-808-6518
ir@callidussoftware.com

Press Contact:
Jock Breitwieser
408-975-6683
pr@callidussoftware.com